UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 _________________
FORM 8-K _________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019
________________________________________________________

Townsquare Media, Inc.
(Exact name of registrant as specified in its charter)
________________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-36558 (Commission File Number)	27-1996555 (I.R.S. Employer Identification No.)
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One Manhattanville Road, Suite 202
Purchase, New York 10577
(Address of principal executive offices, including zip code)

(203) 861-0900
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	TSQ	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 16, 2019, Robert Worshek joined Townsquare Media, Inc. (the “Company”) as SVP, Chief Accounting Officer. Mr. Worshek succeeds Linda Lie, who is transitioning to a new role within the Company’s accounting department.
Mr. Worshek, age 48, has 25 years of experience in the accounting industry. From November 2017 to December 2019, Mr. Worshek served in several interim senior accounting and finance roles for private and publicly traded companies. These roles include independent contractor positions at Drew Marine, providing technical accounting services, from July 2019 to December 2019 and at Triton Advisory Services serving one of their clients in the roles of interim divisional Chief Financial Officer and interim Director of Shared Services from July 2018 to March 2019. From May 2014 to June 2017, Mr. Worshek held various positions at Element Solutions, Inc. (formerly Platform Specialty Products Corporation), including Vice President of Accounting and Chief Accounting Officer. From January 2011 to October 2013, Mr. Worshek was the Chief Accounting Officer of SunTrust Banks, Inc. Prior thereto, Mr. Worshek was held various positions with increasing responsibilities in the audit and transaction service practices of PricewaterhouseCoopers LLP from November 1997 to December 2010. Mr. Worshek also served as Practice Fellow at the Financial Accounting Standards Board from July 2009 to December 2010. Mr. Worshek has a Bachelor of Science degree in Business Administration from the University of Nebraska at Omaha and an MBA from the Booth School of Business at the University of Chicago.
There are no family relationships between Mr. Worshek and any director or executive officer of the Company, and Mr. Worshek has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On December 10, 2019, Mr. Worshek entered into an offer letter with the Company (the “Offer Letter”), pursuant to which Mr. Worshek will receive an annual base salary of $290,000 and will be eligible to be considered for an annual cash incentive opportunity of 30-50% of annual base salary pursuant to the Company’s discretionary Incentive Bonus Program. Mr. Worshek will also receive a one-time equity award of 25,000 stock options, and will be eligible to receive additional stock option awards. Under the terms of the Offer Letter, perpetual confidentiality, assignment of intellectual property and non-disparagement obligations, and a non-solicitation covenant (with respect to customers and employees) apply during Mr. Worshek’s employment with the Company and for a period of one year following termination.
The foregoing description of the Offering Letter is a summary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWNSQUARE MEDIA, INC.

By:	/s/ Stuart Rosenstein
Name: Stuart Rosenstein
Title: Executive Vice President and Chief Financial Officer

Date: December 18, 2019

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